UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K
_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

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Quantum Corporation
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800
San Jose, CA 95110
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Quantum Corporation (the “Company”) was held on August 15, 2012. The following is a brief description of each matter submitted to a vote at the Annual Meeting as well as the number of votes cast with respect to each matter. For more information about these proposals, please refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 28, 2012.

Proposal 1

The stockholders elected eight nominees recommended by the Company’s Board of Directors (the “Board”) to the Board to serve until the next Annual Meeting or until their successors are elected and duly qualified, as set forth below:

Nominee	For	Withheld	Broker-Non Votes
Paul R. Auvil III	184,342,832	2,033,149	32,764,926
Michael A. Brown	126,448,712	59,927,269	32,764,926
Thomas S. Buchsbaum	184,036,890	2,339,091	32,764,926
Elizabeth A. Fetter	182,664,536	3,711,445	32,764,926
Jon W. Gacek	183,241,741	3,134,240	32,764,926
David A. Krall	184,403,623	1,972,358	32,764,926
Joseph A. Marengi	182,598,808	3,777,173	32,764,926
David E. Roberson	183,959,992	2,415,989	32,764,926

Proposal 2

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2013, as set forth below:

For	Against	Abstain	Broker-Non Votes
218,256,469	813,367	71,071	--

Proposal 3

The stockholders voted for the adoption of a resolution approving, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below:

For	Against	Abstain	Broker-Non Votes
163,149,749	22,924,742	301,490	32,764,926

Proposal 4

The stockholders approved and ratified an amendment to the Company’s 1993 Long-Term Incentive Plan, as set forth below:

For	Against	Abstain	Broker-Non Votes
139,682,275	46,565,647	128,059	32,764,926

Proposal 5

The stockholders approved and ratified an amendment to the Company’s Employee Stock Purchase Plan, as set forth below:

For	Against	Abstain	Broker-Non Votes
183,889,110	2,383,832	103,039	32,764,926

Proposal 6

The stockholders approved and ratified an amendment to the Company’s Executive Officer Incentive Plan, as set forth below:

For	Against	Abstain	Broker-Non Votes
179,742,644	6,444,792	188,545	32,764,926

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General
Counsel and Secretary

Dated: August 15, 2012